SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 2, 2001

o2wireless Solutions, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-31295	58-2467466

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Interstate Parkway North, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                         (770)  763-5620

Not applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

      On January 2, 2001, o2wireless Solutions, Inc., a Georgia corporation (the “Company”), completed the purchase of all of the outstanding capital stock (the “Shares”) of Young & Associates, Inc. (“Young & Associates”), a Nevada corporation, from Jeffrey D. Young (“Young”), pursuant to a Stock Purchase Agreement by and among the Company, o2wireless, Inc., a wholly owned subsidiary of the Company, and Young (the “Agreement”). The total purchase price for the Shares was approximately $12 million, which was negotiated by the parties at arms-length. Pursuant to the Agreement, the Company paid Young $9,590,750 for the Young & Associates Shares in cash at closing, issued 303,282 shares of the Company’s common stock to Young and will assume all assets and liabilities of Young & Associates. The Company paid the purchase price by utilizing its existing line of credit with Wachovia Bank, N.A. and First Union National Bank.

      The description of the terms of the Agreement are qualified in their entirety by reference to the Agreement which is attached hereto as Exhibit 2.1.

      Young & Associates, Inc., based in San Diego, California, was founded by Jeffrey D. Young in 1995. Young & Associates is an independent provider of site development and consulting services to the wireless telecommunications industry. Young & Associates offers a full-range of site development services to the telecommunications and data industry, which include enhanced specialized mobile radio cellular, personal communications services and other wireless telecommunications.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

At the present time, it is impractical to provide the required financial statements for Young & Associates as required by this Item 7 of Form 8-K. The Company will file required financial statements under cover of Forms 8-K/A as soon as practicable, but no later than March 18, 2001 (60 days after this Report is required to be filed).

(b)	Pro forma Financial Information.

At the present time, it is impractical to provide the pro forma information relative to the acquisition of Young & Associates as required by Article 11 of Regulation S–X and this Item 7 of Form 8-K. The Company will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than March 18, 2001 (60 days after this Report is required to be filed).

(c)	Exhibits:

2.1 —	Stock Purchase Agreement, dated January 2, 2001 by and among o2wireless Solutions, Inc., o2wireless, Inc. and Jeffrey D. Young.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

O2WIRELESS SOLUTIONS, INC.

	By:	/s/ William J. Loughman

William J. Loughman Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Dated: January 17, 2001

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Stock Purchase Agreement, dated January 2, 2001 by and among o2wireless Solutions, Inc., o2wireless, Inc., and Jeffrey D. Young*

*   Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any      omitted schedule or exhibit to the Securities and Exchange Commission upon request.